AGREEMENT

         THIS AGREEMENT executed and effective as of July 20, 2000, by THE BETHLEHEM CORPORATION, its successors or assigns, hereinafter referred to as the "Corporation," and THE BETHLEHEM CORPORATION EMPLOYEE ASSOCIATION, hereinafter referred to as the "Association," as the agent for and acting on behalf of the Corporation's "employees" as the term is defined in the collective bargaining agreement witnesseth that the parties have agreed as follows:

         WHEREAS, the Corporation and the Association are parties to a collective bargaining agreement effective for the period from August 1, 1998 to July 31, 2001 (hereinafter sometimes referred to as the "Existing Agreement"; and

         WHEREAS, the Corporation as of April 1, 2000 has ceased all production operations at its Palmer Township facility which is the facility covered by the Existing Agreement; and

         WHEREAS, the parties have agreed to terminate the Existing Agreement subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties agree as follows:

     1. Except as provided by the terms of this Agreement, the Existing Agreement shall be terminated and its provisions of no further effect on the date first above written. The employment with the Corporation of all employees having

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seniority on that date under the Existing  Agreement  shall  terminate  and such seniority shall likewise terminate.

     2. Each employee has received payment on April 20, 2000 of his or her accrued but unused vacation for the vacation year beginning June 1, 1998 and ending May 31, 1999 in a lump sum payment in the amounts set forth on Schedule A attached hereto and made a part hereof. Accrued but unused vacation pay for the vacation year beginning June 1, 1999 and ending March 31, 2000 shall be paid on June 16, July 14, and August 11, 2000 in the amounts set forth on Schedule B attached hereto and made a part hereof. The parties agree that the amounts of vacation payments set forth on Schedules A and B are correct under the terms of the Existing Agreement.

     3. Eligible employees received payment on April 20, 2000 for the Good Friday holiday in the year 2000 in accordance with the provisions of the Existing Agreement.

     4. Coverage under the Corporation's existing group health care program will be continued at the Corporation's expense for those employees and/or their dependents entitled thereto on April 1, 2000 until April 30, 2000. Thereafter, coverage under the Corporation's group health care program will be extended for an additional 90 days pursuant to the provisions of the insurance contract between the Corporation and U.S. Healthcare. Upon the expiration of said ninety day period on July 31, 2000 any coverage for medical insurance will be solely in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). On or after July 31, 2000, the Corporation shall have no further obligation to provide health insurance coverage for any laid off employee under any collective bargaining agreement between the Corporation and the Association.

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     Notwithstanding  the  provisions  of this  Section 4 the  Corporation  will provide the existing health insurance coverage for Thomas Sabatine for a period of two years from the date of this Agreement.

     5.  The  provisions  of  Article  XVI  Insurance  and  Pensions,  Section C
Subsections (1), (2) and (3) of the Existing Agreement shall remain in full force and effect until 11:59 p.m. on July 31, 2001 for those employees who have retired on or before May 1, 2000. On or after July 31, 2001, the Corporation shall have no further obligation to provide health insurance coverage for any retired employee under any collective bargaining agreement between the Corporation and the Association.

     6. Those employees who have retired from the Corporation on or before May 1, 2000 shall continue to receive life insurance coverages in the amounts set forth in the fifth (5th) and sixth (6th) subparagraphs of Article XVI, Section A of the Existing Agreement. However, the Corporation shall have the option of providing such coverages by means of paid up life insurance policies or by paying the premiums necessary to keep such coverages in effect.

     7. Distributions from the two defined benefit Pension Agreements described below between the Corporation and the Association occurring as a result of the cessation of production operations at the Easton Plant shall be made in accordance with the terms and conditions of the aforesaid Pension Agreements and the Existing Agreement with the following modifications:

         a. The Easton Hourly Pension Plan and the Bethlehem Hourly Pension Plan, both as described below shall be merged into one Plan and terminated in accordance with applicable law and regulations.

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

         b. The Plan will be amended to provide a lump sum distribution payment option to participants in the Plan as of the Plan's termination date.

         c. If after all distributions, expenses of the merger and termination of said Plans and taxes have been paid out of the underlying plan trust, any excess amount remains, all Participants will receive an equal distribution from such excess amount according to the following schedules:

              - Up to $50,000                 - Participant will receive 100% of
                                                said sums equally
              - For sums in excess of         - Participants will receive 50% of
                $50,000 but less than           said sums equally
                $200,000
              - For sums in excess of         - Participants will receive 25% of
                $200,000                        said sums equally


         d. Any remaining sums after said additional distributions have been made to the Participants will revert to the Corporation.


         The Pension Agreements referred to in this Paragraph 8 are as follows:

               One pension agreement is The Bethlehem Corporation Retirement Income Plan, commonly referred to as the Easton Hourly Pension Plan dated as of June 8, 1964 and as amended as of June 15, 1967, June 15, 1970, June 22, 1974, November 16, 1975, June 23, 1977, June 15, 1979,
         July 21, 1980,  June 12, 1984,  August 12, 1987, July 23, 1991 and July
         23, 1994.

               The other pension agreement is The Bethlehem Corporation Employees' Association Pension Plan, commonly referred to as The Bethlehem Hourly Pension Plan dated as of January 2, 1970 and amended as of

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

         October 1, 1970,  October 1, 1974,  June 23, 1977,  June 15, 1979, July
         21, 1980,  June 12, 1984,  August 12, 1987,  July 23, 1991 and July 23,
         1994.

     8. The 401(k) Plan described in Article XVI, Section E(3) shall be terminated in accordance with applicable laws and regulations by filing the necessary plan termination information to the Internal Revenue Service (IRS) for its approval. Following IRS approval, distributions will be made to 401(k) Plan participants in accordance with the terms and conditions of the Plan and the provisions of the Existing Agreement.

     9. The Corporation will continue to recognize the Association as the exclusive bargaining representative of the employees (including but not limited to retired employees) covered under the Existing Agreement for the purposes of administering the provisions of this Agreement.

     10. The Corporation agrees that if it should reinstitute steel fabrication operations at its facility within a period of four (4) years from the date of this Agreement, the Corporation will recognize the Association as the collective bargaining representative for all employees hired for such operations having the skills and experience of the employees covered under the Existing Agreement. The parties agree that this Paragraph 10 shall not apply to maintenance operations including but not limited to moving machinery at its Easton Plan.

     11. The Association acknowledges that by entering into this Agreement, the Corporation has met all requirements of applicable federal and state law including but not limited to the Labor Management Relations Act, federal and state Civil Rights laws, the Age Discrimination and Employment Act, the Pennsylvania Human Relations Act, the Americans With Disabilities Act (ADA), the Occupational Safety and Health Act (OSHA), the Employee Retirement Income

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

Security Act of 1974, as amended (ERISA), the Internal Revenue Code of 1986, as amended, as well as all requirements under the Existing Agreement.

     12. If a dispute should arise as to the interpretation or application of any of the terms of this Agreement until such terms expire or are no longer applicable, or under any applicable federal or state law including but not limited to the statutes referred to in Paragraph 12 hereof, such dispute shall be initiated by the Association at the Step 3 level of the Grievance and Arbitration provisions of the Existing Agreement. The grievance shall be processed and any arbitration shall be conducted in accordance with Article XI, Section A, Step 4, as well as Subsections B and C of the Existing Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives this 20th day of July, 2000.

THE BETHLEHEM CORPORATION                      THE BETHLEHEM CORPORATION
EMPLOYEES ASSOCIATION


By:____________________________                By:___________________________

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